                                                                    EXHIBIT 99.1


[CARRIZO OIL & GAS, INC. LOGO]                                       [NEWS LOGO]

--------------------------------------------------------------------------------

PRESS RELEASE         CONTACT:  CARRIZO OIL & GAS, INC.
                                B. ALLEN CONNELL, DIRECTOR OF INVESTOR RELATIONS
                                PAUL F. BOLING, CHIEF FINANCIAL OFFICER
                                (281) 496-1352

CARRIZO OIL & GAS, INC. ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS INCLUDING RECORD REVENUES AND EBITDA

HOUSTON, AUGUST 16, 2004 -- CARRIZO OIL & GAS, INC. (NASDAQ: CRZO) today reported the Company's financial results for the second quarter of 2004, which included the following highlights:

SECOND QUARTER 2004 RESULTS --

THE SECOND QUARTER 2004 RESULTS INCLUDED THE FOLLOWING HIGHLIGHTS:

o   PRODUCTION OF 1.99 BCFE.

o   RECORD QUARTERLY REVENUE OF $12.0 MILLION.

o   NET INCOME OF $2.0 MILLION.

o   RECORD EBITDA, AS DEFINED BELOW, OF $8.3 MILLION.

Revenues for the three months ended June 30, 2004 increased 35 percent to $12.0 million as compared to $8.8 million during the quarter ended June 30, 2003. The increase in revenues was driven by higher natural gas production and higher prevailing oil and natural gas prices. Production volumes during the three months ended June 30, 2004 increased 18 percent to 1.99 Bcfe as compared to 1.68 Bcfe during the second quarter of 2003. The increase was largely due to new production contributions from the Beach House #1 and #2 wells, 29 wells now producing from the Barnett Shale and the Shadyside #1 well. Carrizo's average oil sales price increased 25 percent to $35.27 per barrel from $28.23 per barrel during the second quarter of 2003, while the average natural gas sales price increased eight percent to $6.07 per Mcf from $5.64 per Mcf in the second quarter of 2003. The above prices include the effect of hedging activities.

After dividends, accretion of discount on preferred stock and the cumulative effect of change in accounting principle, the Company reported net income available to common shares ("Net Income") of $2.0 million, or $0.10 per both basic and diluted share for the three months ended June 30, 2004, as compared to $1.8 million, or $0.13 and $0.11 per basic and diluted share, respectively, for the same quarter during 2003. For the quarter ended June 30, 2004, Net Income was $2.8 million, or $0.15 and $0.14 per basic and diluted share, respectively, excluding $0.8 million for the non-cash after-tax items of stock option compensation expense ($0.5 million - related to employee stock options repriced in 2000) and equity in the loss of Pinnacle Gas Resources ($0.3 million - primarily dividends on preferred stock).

EBITDA (earnings before interest, income tax, depreciation and amortization expenses, and certain other non-cash items) during the second quarter of 2004 was $8.3 million, or $0.43 and $0.41 per basic and diluted share, respectively, as compared to $5.7 million, or $0.40 and $0.34 per basic and diluted share, respectively, during the second quarter of 2003.

Oil and gas operating expenses, including production taxes, increased to $2.0 million during the three months ended June 30, 2004 as compared to $1.8 million for the second quarter of 2003. The increase was primarily due to higher production taxes.

Depreciation, depletion and amortization expenses ("DD&A") were $3.6 million during the three months ended June 30, 2004 as compared to $2.6 million during the second quarter of 2003. The increase in DD&A expense was due to (1) an increase in the DD&A rate primarily due to additions to the proved property cost base and (2) an increase in the production volumes.

General and administrative expenses ("G&A") increased to $1.6 million during the three months ended June 30, 2004 from $1.3 million during the same quarter of 2003. The increase in G&A was due primarily to costs related to Sarbanes-Oxley compliance and certain one time expenses including higher professional fees in connection with the subordinated debt amendments.

Non-cash stock option compensation expense was $0.7 million ($0.5 million after tax) for the three months ended June 30, 2004. This represents the increase in value of employee stock options that were repriced in 2000.

Non-cash equity in the loss of Pinnacle Gas Resources, Inc. ("Pinnacle") was $0.3 million (both before and after tax) for the second quarter of 2004. Net losses are expected in this early phase of Pinnacle's development of its coalbed methane play, initiated in the second half of 2003. Carrizo has no cash requirements for the Pinnacle development program.

RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2004 --

THE RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2004 INCLUDE THE FOLLOWING
HIGHLIGHTS:

o   PRODUCTION OF 3.85 BCFE.

o   RECORD REVENUES OF $22.8 MILLION.

o   NET INCOME OF $4.0 MILLION.

o   RECORD EBITDA, AS DEFINED BELOW, OF $15.3 MILLION.

Revenues for the six months ended June 30, 2004 increased 17 percent to $22.8 million from $19.5 million during the six months ended June 30, 2003. The increase in revenues was driven by higher prevailing oil and natural gas prices and higher production. Production volumes during the six months ended June 30, 2004 increased six percent to 3.85 Bcfe as compared to 3.62 Bcfe during the first six months of 2003. Carrizo's average oil sales price increased 18 percent to $34.41 per barrel from $29.04 per barrel during the first six months of 2003, while the average natural gas sales price increased four percent to $6.00 per Mcf from $5.78 per Mcf in the first six months of 2003. The above prices include the effect of hedging activities.

The Company reported Net Income of $4.0 million, or $0.22 and $0.21 per basic and diluted share, respectively, for the six months ended June 30, 2004, as compared to $4.4 million, or $0.31 and $0.27 per basic and diluted share, respectively, for the same period during 2003. For the six months ended June 30, 2004, Net Income was $5.1 million, or $0.28 and $0.27 per basic and diluted share, respectively, excluding $1.1 million for the non-cash after-tax items of
(1) stock option compensation expense ($0.5 million - related to employee stock options repriced in 2000) and (2) equity in the loss of Pinnacle Gas Resources ($0.6 million - comprised of a $0.1 million net loss from operations and $0.5 million for dividends on preferred stock).

EBITDA (earnings before interest, income tax, depreciation and amortization expenses, and certain other non-cash items) during the first half of 2004 was $15.3 million, or $0.86 and $0.81 per basic and diluted share, respectively, as compared to $13.3 million, or $0.93 and $0.81 per basic and diluted share, respectively, during the first half of 2003.

Oil and gas operating expenses, including production taxes, increased to $3.7 million during the six months ended June 30, 2004 as compared to $3.5 million in the first six months of 2003. The increase was primarily the result of the addition of new wells (including the Barnett Shale wells) and higher production taxes.

Depreciation, depletion and amortization expenses ("DD&A") were $6.9 million during the six months ended June 30, 2004 as compared to $5.6 million during the first six months of 2003. The increase in DD&A expense was due to (1) an increase in the DD&A rate primarily due to additions to the proved property cost base and (2) in part to increased production volumes.

General and administrative expenses ("G&A") increased to $3.8 million during the six months ended June 30, 2004 from $2.6 million during the same period of 2003. The increase in G&A was due primarily to higher incentive compensation costs, higher professional fees in connection with the 2003 year-end audit, costs related to Sarbanes-Oxley compliance and higher professional fees in connection with the subordinated debt amendments.

Non-cash stock option compensation expense was $0.8 million ($0.5 million after tax) for the six months ended June 30, 2004.

Non-cash equity in the loss of Pinnacle was $0.6 million (both before and after tax) for the first half of 2004.

"We are pleased with our performance this year both with operational results and the increases in EBITDA," commented S.P. Johnson IV, Carrizo's President and Chief Executive Officer. "We continue to focus on accelerating our investment in our drilling program. Once our second quarter discoveries are all online to sales we expect another increase in cash flow to fuel our drilling program. We have continued to grow our Barnett Shale position as our confidence in the economics of this play increases. In addition, we simplified our balance sheet during the quarter with the conversion of our convertible preferred stock into common stock."

Carrizo Oil & Gas, Inc., is a Houston-based energy company actively engaged in the exploration, development, exploitation and production of oil and natural gas primarily in proven onshore trends along the Texas and Louisiana Gulf Coast regions. Carrizo controls significant prospective acreage blocks and utilizes advanced 3-D seismic techniques to identify potential oil and gas reserves and drilling opportunities.

Statements in this news release, including but not limited to those relating to the Company's or management's intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future including potential effects or timing, cash flow, reserve growth and shareholder value, the expected timing of drilling of additional wells and other statements that are not historical facts are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward looking statements include the results and dependence on exploratory drilling activities, operating risks, oil and gas price levels, land issues, availability of equipment, weather and other risks described in the Company's Form 10-K for the year ended December 31, 2003 and its other filings with the Securities and Exchange Commission.

                        (Financial Highlights to Follow)

                               CARRIZO OIL & GAS, INC.
                               STATEMENTS OF OPERATIONS
                                     (unaudited)

                                                                       THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                            JUNE 30,                           JUNE 30,
                                                                 ------------------------------      ------------------------------
                                                                     2004              2003              2004             2003
                                                                 ------------      ------------      ------------      ------------
Oil and natural gas revenues                                     $ 11,959,567      $  8,828,186      $ 22,832,971      $ 19,491,639
                                                                 ------------      ------------      ------------      ------------
Costs and expenses:
   Oil and natural gas operating expenses                           2,046,330         1,763,214         3,722,538         3,483,025
   Depreciation, depletion and amortization                         3,606,390         2,605,034         6,852,986         5,640,920
   General and administrative expenses                              1,646,932         1,266,998         3,779,440         2,649,669
   Accretion expense related to asset
     retirement obligations                                             6,442             9,917            12,884            17,918
   Stock option compensation expense (benefit)                        746,302            32,850           755,984            23,370
                                                                 ------------      ------------      ------------      ------------
Total costs and expenses                                            8,052,396         5,678,013        15,123,832        11,814,902
                                                                 ------------      ------------      ------------      ------------
Operating income                                                    3,907,171         3,150,173         7,709,139         7,676,737
                                                                 ------------      ------------      ------------      ------------
Other income and expenses, net                                       (348,001)          (81,943)         (582,781)           17,972
Interest income                                                        10,148            22,379            22,927            40,122
Interest expense, net of amounts capitalized                          (42,847)           (5,308)          (86,245)          (10,272)
                                                                 ------------      ------------      ------------      ------------
Income before income taxes                                          3,526,471         3,085,301         7,063,040         7,724,559
                                                                 ------------      ------------      ------------      ------------
Income tax expense                                                  1,388,416         1,124,855         2,741,564         2,793,595
                                                                 ------------      ------------      ------------      ------------
Net income before cumulative effect
  of change in accounting principle                                 2,138,055         1,960,446         4,321,476         4,930,964
                                                                 ------------      ------------      ------------      ------------
Dividends and accretion of discount
  on preferred stock                                                  152,725           181,100           350,720           362,145
                                                                 ------------      ------------      ------------      ------------
Net income available to common shares
  before cumulative effect of
  change in accounting principle                                    1,985,330         1,779,346         3,970,756         4,568,819
                                                                 ------------      ------------      ------------      ------------
Cumulative effect of change
  in accounting principle                                                  --                --                --           128,374
                                                                 ------------      ------------      ------------      ------------
Net income available to common shares                            $  1,985,330      $  1,779,346      $  3,970,756      $  4,440,445
                                                                 ============      ============      ============      ============
EBITDA (see table below)                                         $  8,275,163      $  5,725,031      $ 15,348,856      $ 13,257,543
                                                                 ============      ============      ============      ============

Basic net income per common share:
  Net income before cumulative effect
    of change in accounting principle                            $       0.10      $       0.13      $       0.22      $       0.32
  Cumulative effect of change
    in accounting principle                                                --                --                --             (0.01)
                                                                 ------------      ------------      ------------      ------------
  Basic net income per common share                              $       0.10      $       0.13      $       0.22      $       0.31
                                                                 ============      ============      ============      ============
Diluted net income per common share:
  Net income before cumulative effect
    of change in accounting principle                            $       0.10      $       0.11      $       0.21      $       0.28
  Cumulative effect of change
    in accounting principle                                                --                --                --             (0.01)
                                                                 ------------      ------------      ------------      ------------
Diluted net income per common share                              $       0.10      $       0.11      $       0.21      $       0.27
                                                                 ============      ============      ============      ============
Basic weighted average common shares outstanding                   19,213,010        14,211,173        17,913,220        14,204,690
                                                                 ------------      ------------      ------------      ------------
Diluted weighted average common shares outstanding                 20,293,101        16,595,815        18,914,850        16,464,990
                                                                 ------------      ------------      ------------      ------------

                             CARRIZO OIL & GAS, INC.
                             CONDENSED BALANCE SHEET

                                                                           06/30/04       12/31/03
                                                                         ------------   ------------
                                                                         (unaudited)
ASSETS:

  Cash and cash equivalents                                              $  2,998,547   $  3,322,057
  Other current assets                                                     12,479,185     11,003,512
  Net property and equipment                                              168,134,989    135,273,200
  Other assets                                                              1,027,087        567,755
  Investment in Pinnacle Gas Resources, Inc.                                6,027,733      6,636,589
                                                                         ------------   ------------
TOTAL ASSETS                                                             $190,667,541   $156,803,113
                                                                         ============   ============
LIABILITIES AND EQUITY:
  Accounts payable and accrued liabilities                               $ 25,910,816   $ 24,001,971
  Current maturities of long-term debt                                        433,187      2,139,549
  Long-term notes payable                                                   9,072,609      7,121,646
  Long-term subordinated notes payable                                     27,777,538     26,991,413
  Deferred income taxes                                                    15,131,117     12,479,553
  Other liabilities                                                           998,069        883,117
  Convertible participating preferred stock                                        --      7,114,103
  Equity                                                                  111,344,205     76,071,761
                                                                         ------------   ------------
TOTAL LIABILITIES AND EQUITY                                             $190,667,541   $156,803,113
                                                                         ============   ============

(1) Income tax expense for the three and six months ended June 30, 2004 includes a $1,343,416 and $2,651,564, respectively, provision for deferred income taxes and a $45,000 and $90,000, respectively, provision for currently payable franchise taxes. Income tax expense for the three and six months ended June 30, 2003 includes a $1,079,855 and $2,703,595, respectively, provision for deferred income taxes and a $45,000 and $90,000, respectively, provision for currently payable franchise taxes.

(2) Long-term notes payable at December 31, 2003 includes a note in the principal amount of $863,246 payable by CCBM, Inc. (a wholly-owned subsidiary of the Company) to Rocky Mountain Gas, Inc. recourse solely to CCBM, Inc.'s interests in certain undeveloped oil and natural gas leases in Wyoming and Montana. At June 30, 2004 and December 31, 2003 current maturities of long-term debt include $299,611 and $863,246, respectively, related to the CCBM, Inc. note.

(3) Subordinated notes payable are presented net of discounts of $298,871 and $342,012 as of June 30, 2004 and December 31, 2003, respectively.

(4) Stock option compensation expense (benefit) is a non-cash charge (benefit) resulting from the change in the price of the stock underlying employee stock options that were repriced in February 2000.

(5) In February 2002, the Company consummated the sale of $6 million of convertible participating preferred stock and warrants to purchase the Company's common stock. Convertible preferred stock is presented net of discounts. All of the convertible participating preferred stock was converted into 1,318,125 shares of common stock during the three months ended June 30, 2004.

(6) During the six months ended June 30, 2004, 2,298,611 warrants were converted into 2,003,070 shares of common stock.

(7) The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations" on January 1, 2003, resulting in a charge of $128,374 for the quarter ended March 31, 2003 to record the cumulative effect of the change in accounting principle.

                          (more)

                                CARRIZO OIL & GAS, INC.
                                 NON-GAAP DISCLOSURES
                                      (unaudited)

                                                                     THREE MONTHS ENDED                    SIX MONTHS ENDED
       Reconciliation of Net Income to EBITDA                              JUNE 30,                             JUNE 30,
                                                                ------------------------------       ------------------------------
                                                                    2004              2003               2004              2003
                                                                ------------      ------------       ------------      ------------
Net income before cumulative effect
  of change in accounting principle                             $  2,138,055      $  1,960,446       $  4,321,476      $  4,930,964
                                                                ------------      ------------       ------------      ------------
Cumulative effect of change
  in accounting principle                                                 --                --                 --           128,374
                                                                ------------      ------------       ------------      ------------

Net Income                                                      $  2,138,055      $  1,960,446       $  4,321,476      $  4,802,590
                                                                ------------      ------------       ------------      ------------
Adjustments:
  Depreciation, depletion and amortization                         3,606,390         2,605,034          6,852,986         5,640,920
  Interest expense, net of amounts capitalized
    and interest income                                               32,699           (17,071)            63,318           (29,850)
  Income taxes                                                     1,388,416         1,124,855          2,741,564         2,793,595
  Equity in Pinnacle Gas Resources, Inc.                             600,644           356,859              9,000             9,000
  Stock option compensation expense (benefit)                        755,984          746,302             32,850            23,370
  Accretion expense related to asset
    retirement obligations                                             6,442             9,917             12,884            17,918
                                                                ------------      ------------       ------------      ------------

EBITDA, as defined                                              $  8,275,163      $  5,725,031       $ 15,348,856      $ 13,257,543
                                                                ============      ============       ============      ============

EBITDA per basic common share                                   $       0.43      $       0.40       $       0.86      $       0.93
                                                                ============      ============       ============      ============

EBITDA per diluted common share                                 $       0.41      $       0.34       $       0.81      $       0.81
                                                                ============      ============       ============      ============




                                CARRIZO OIL & GAS, INC.
                             PRODUCTION VOLUMES AND PRICES
                                      (unaudited)




Production volumes-

    Oil and condensate (Bbls)                                   83,388             118,462             170,511             257,532
    Natural gas (Mcf)                                        1,486,825             973,014           2,825,601           2,076,616
    Natural gas equivalent (Mcfe)                            1,987,153           1,683,786           3,848,667           3,621,808

Average sales prices-

    Oil and condensate (per Bbl)                                $35.27              $28.23              $34.41              $29.04
    Natural gas (per Mcf)                                        $6.07               $5.64               $6.00               $5.78
    Natural gas equivalent (per Mcfe)                            $6.02               $5.24               $5.93               $5.38


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